UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 31, 2002



                             VITAL LIVING, INC.
       (Exact name of registrant as specified in charter)


NEVADA                                                            88-0485596
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)


5080 North 40th Street, Suite #105
Phoenix, Arizona                                                       85018
(Address of Principal Executive Office)                           (Zip Code)

                               (602) 952-9909
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
     Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
     Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Registrant has appointed Pannell, Kerr, and Foster of Texas, P.C., as Registrant's independent accountants for the fiscal year ending December 31, 2002. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. Pannell, Kerr, and Foster of Texas, P.C. was engaged by Registrant on July 31, 2002.

     The audit reports issued by Weaver and Martin, LLC with respect to the Registrant's financial statements for 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. From January 22, 2001 through July 31, 2002, when Weaver and Martin, LLC was dismissed as the Registrant's independent accountant, there were no disagreements between the Registrant and Weaver and Martin, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver and Martin, LLC, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Weaver and Martin, LLC, as the independent accountants of Registrant.

ITEM 5.   OTHER EVENTS
     Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
     Not applicable.

ITEM 7.   FINANCIAL STATEMENTS
     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
     Not applicable.

EXHIBITS
99*  Letter of Weaver and Martin, LLC regarding change in certifying accountant.
______
*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VITAL LIVING, INC.

                                        By/s/ Bradley Edson
                                           Bradley D. Edson, C.E.O.


Date: August 13, 2002